Exhibit 4.8
INNOVIVE PHARMACEUTICALS, INC.
SUBSCRIPTION AGREEMENT
     THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the date set forth on the signature page hereof between Innovive Pharmaceuticals, Inc., a Delaware corporation having a place of business at 555 Madison Avenue, 25th Floor, New York, NY 10022 (the “Company”), and the undersigned (the “Purchaser”).
          1. Subscription. The Purchaser, intending to be legally bound, hereby agrees to purchase from the Company shares of the Company’s Common Stock (the “Shares”) at a price of $2.75 per Share (the “Per Share Purchase Price”) in the amount set forth on the signature page hereof (the “Subscription Amount”). Purchasers shall also receive a warrant (the “Warrant” and with the Shares the “Units”) to purchase a number of shares of the Company’s Common Stock equal to the aggregate number of Shares purchased by the Purchaser hereunder multiplied by fifty percent (50%) (the “Warrant Shares” and with the Shares and the Warrant the “Securities”). The Warrant shall be in the form attached hereto as Exhibit A and be exercisable for a period of five years from the date of the Closing hereunder at an exercise price equal to $3.75 per Warrant Share. The Company is offering a minimum of $8,000,000 (the “Minimum Amount”) and up to $15,000,000 in aggregate purchase price of Shares (the “Offering”). All funds received in connection with subscriptions for Shares will be deposited in a separate escrow account (the “Escrow Account”) held by US Bank Trust National Association (the “Escrow Agent”) pursuant to the terms hereof and of that certain escrow agreement by and among the Company, Paramount BioCapital, Inc. (the “Placement Agent”) and the Escrow Agent (the “Escrow Agreement”). Once the Escrow Agent is in receipt of the Minimum Amount and the other conditions to closing have been satisfied, the Company shall conduct a closing. Additional closings (each a “Closing” and the last of which is the “Final Closing”) will be conducted on a rolling basis until April 30, 2007, subject to extension of up to 60 days. The Purchaser and the Company agree to execute and deliver the Registration Rights Agreement attached hereto as Exhibit B (the “Registration Rights Agreement” and with the Warrant, the Escrow Agreement and this Subscription Agreement the “Transaction Documents”).
          2. Closing, Deliverables and Escrow.
               (a) Closing. On the date of the applicable Closing, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, Shares with an aggregate Per Share Purchase Price equal to such Purchaser’s Subscription Amount (rounded to the nearest whole share), together with the Warrant. Upon satisfaction of the conditions set forth in this Section 2, the Closing shall occur at the offices of the Placement Agent or such other location as the parties shall mutually agree.
               (b) Deliveries.
          (1) On or promptly after the date of the applicable Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:
i.	this Agreement duly executed by the Company;

ii.	a certificate evidencing the Shares, registered in the name of such Purchaser;

iii.	the executed Warrant in the name of such Purchaser;

iii.	the Registration Rights Agreement duly executed by the Company; and

iv.	a legal opinion of Company Counsel.
          (2) On or before the date of the applicable Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:
i.	this Agreement duly executed by such Purchaser;

ii.	completed and executed Appendix A to this Agreement;

iii.	such Purchaser’s Subscription Amount by wire transfer to the account of the Escrow Agent; and

iv.	the Registration Rights Agreement duly executed by such Purchaser.
               (c) Closing Conditions.
          (1) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
i.	the accuracy in all material respects on the date of the applicable Closing of the representations and warranties of the Purchasers contained herein;

ii.	all obligations, covenants and agreements of the Purchasers required to be performed at or prior to applicable closing date shall have been performed; and

iii.	the delivery by the Purchasers of the items set forth in Section 2(b)(2) of this Agreement.
          (2) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:
i.	the accuracy in all material respects on the date of the applicable Closing of the representations and warranties of the Company contained herein;

ii.	all obligations, covenants and agreements of the Company required to be performed at or prior to the date of the applicable Closing shall have been performed; and

iii.	there shall have been no Material Adverse Effect (defined below) with respect to the Company since the date of the Confidential Offering Memorandum dated March 28, 2007 (the “Offering Memorandum”).

          3. Acceptance of Subscription. The Purchaser understands and agrees that the Company reserves the right to accept or reject this or any other subscription for Units, in whole or in part, and in any order, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser will be returned without interest, penalty, expense or deduction, and this Subscription Agreement and all other documents executed by the Purchaser shall thereafter be of no further force or effect. If this subscription is rejected in part, and in any order, the funds for the rejected portion of this subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect with respect to the part of the subscription that was accepted.
          4. Purchaser Representations and Warranties. The Purchaser hereby represents, warrants, acknowledges and agrees as follows:
               (a) The Units are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, or not subject to such requirement, by virtue of Regulation S promulgated under the Securities Act, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement.
               (b) The Purchaser has reviewed the Offering Memorandum, the Company’s public filings under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all other documents requested by the Purchaser, has carefully reviewed them and understands the information contained therein.
               (c) Neither the Commission nor any state securities commission has approved the Units, or passed upon or endorsed the merits of the Offering.
               (d) All documents, records and books pertaining to the investment in the Units (including, without limitation, the Transaction Documents) have been made available for inspection by the Purchaser and its representatives. Purchaser hereby acknowledges that all such information is confidential and Purchaser shall not disclose any such confidential information to any third party other than as set forth herein.
               (e) The Purchaser has had reasonable time and opportunity to have discussions with, ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Units, the terms and conditions of the investment and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Purchaser.
               (f) In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated herein.
               (g) The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Units through or as a result of, any form of general solicitation or general advertising as those terms are used in Regulation D under the Securities Act, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Units and is not subscribing for Units and did not become aware of the offering of the Units through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in Shares or Warrants generally.
               (h) The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby other than the fees to the Placement Agent described in the Memorandum.
               (i) The Purchaser has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities similar to the Shares and Warrants, so as to enable the Purchaser to utilize the information made available to it in connection with the Offering of the Units to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto.
               (j) The Purchaser is not relying on the Company or any of its employees, officers or agents with respect to the legal, tax, economic and related considerations as to an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only his own advisors.
               (k) The Purchaser is acquiring the Units solely for the Purchaser’s own account for investment and not with a view to resale, assignment or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Units, and the Purchaser has no plans to enter into any such agreement or arrangement. The Purchaser will not engage in hedging transactions with respect to the Securities or the securities received upon exchange of the Securities unless in compliance with the registration requirements of the Securities Act. Other than the transaction contemplated hereunder, the Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, executed any disposition, including short sales as defined in Rule 200 of Regulation SHO under the Exchange Act (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that the Purchaser first received from the Company or any other Person notice of the proposed details of the transactions contemplated hereunder until the date this Agreement is in effect (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Units covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence, terms and proposed details of this transaction) and has not used any such confidential information.
               (l) The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Subject to the terms hereunder, legends shall be placed on the Securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock books. Stop transfer instructions will be placed with the transfer agent. Although the Company has the obligation to register for resale the Shares and the Warrant Shares (see the Registration Rights Agreement), there can be no assurance that such registration will be completed within the time frames required by the Company, or at all. It is not anticipated that there will be any active market for resale of the Securities, and the Securities will not be freely transferable at any time in the foreseeable future, until and unless the registration statement filed pursuant to the Registration Rights Agreement is declared effective.
               (m) The Purchaser has adequate means of providing for its current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Securities for an indefinite period of time.
               (n) The Purchaser is aware that an investment in the Units involves a number of very significant risks as described in the Offering Memorandum and the Company’s public filings under the Securities Act and the Exchange Act (the “Public Filings”), and the Purchaser has carefully reviewed the Public Filings.
               (o) The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as set forth on the Investor Certification contained herein or is a “non-US Person” that is a “qualified investor” as defined in the European Union Prospective Directive, as set forth on such Investor Certification.
               (p) The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, (A) such entity was not formed for the specific purpose of acquiring the Units, (B) such entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of law or its charter or other organizational documents, (D) such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, (E) the execution and delivery of this Subscription Agreement and the Registration Rights Agreement has been duly authorized by all necessary action, and (F) this Subscription Agreement and the Registration Rights Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and (iii) if executing this Subscription Agreement and the Registration Rights Agreement in a representative or fiduciary capacity, such representative has full power and authority to execute and deliver this Subscription Agreement and the Registration Rights Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or limited liability partnership, or other entity for whom such representative is executing this Subscription Agreement and the Registration Rights Agreement, and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity has full right and power to perform this Subscription Agreement and the Registration Rights Agreement and make an investment in the Company, and that this Subscription Agreement and the Registration Rights Agreement constitutes a legal, valid and binding obligation of such Purchaser. The execution and delivery of this Subscription Agreement and the Registration Rights Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.
               (q) The Purchaser had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, deemed relevant by the Purchaser and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to Purchaser to its full satisfaction.

               (r) The Purchaser represents to the Company that any information which the undersigned has heretofore furnished or furnishes herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of Units. The Purchaser further represents and warrants that he will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Units.
               (s) The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser.
               (t) No oral or written representations have been made, or oral or written information furnished, to the Purchaser in connection with the offering of the Units or as to the Company, which are in any way inconsistent with the information contained in the Offering Memorandum or the Public Filings.
               (u) THE UNITS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM, OR IN TRANSACTIONS NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SHARES (AND THE WARRANT AND WARRANT SHARES) ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. ALTHOUGH THE COMPANY HAS AN OBLIGATION TO REGISTER THE SHARES AND WARRANT SHARES FOR RESALE, THERE CAN BE NO ASSURANCE THAT SUCH REGISTRATION WILL BE COMPLETED WITHIN THE TIME FRAMES REQUIRED, OR AT ALL. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
               (v) (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.
               (w) The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at

<http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.
               (x) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser, (2) any person controlling or controlled by the Purchaser, (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser, or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.
               (y) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser, (2) any person controlling or controlled by the Purchaser, (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser, or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.
               (z) If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, (2) the Foreign Bank maintains operating records related to its banking activities, (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities, and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

          5. Company Representations and Warranties. The Company hereby represents, warrants, acknowledges and agrees as follows, except as set forth in the Offering Memorandum:
               (a) Accuracy of Public Filings. All Public Filings and reports required to be filed by the Company under the Securities Act and Exchange Act have been duly filed on a timely basis with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and the rules and regulations thereunder, except to the extent updated or superseded by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and such reports did not contain (as of their respective dates) any untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company has not disclosed to the Purchaser any material non-public information regarding the Company; and since the date of the Company’s last Public Filing there has occurred no event likely to have a material adverse effect on the business or financial condition of the Company. The financial statements of the Company included in the Public Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
               (b) Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws. The Company has no subsidiaries. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect.
               (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the Offering. The execution and delivery of this Subscription Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company. This Subscription Agreement and the Registration Rights Agreement, when executed and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity.
               (d) No Conflicts. The execution, delivery and performance of this Subscription Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the Offering do not and will not: (i) conflict with or violate any provision of the Company’s Certificate of Incorporation or By-Laws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice or lapse of time or both)

of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any material property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which the Company is subject (including federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate (a) adversely affect the legality, validity or enforceability of the Offering, (b) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, taken as a whole, or (c) adversely impair the Company’s ability to perform fully on a timely basis its obligations under this Subscription Agreement and the Registration Rights Agreement (any of (a), (b) or (c), a “Material Adverse Effect”).
               (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of this Subscription Agreement and the Registration Rights Agreement, other than: (i) the filing with the Commission of the Registration Statement, (ii) the filing with the Commission of a Form D pursuant to Regulation D under the Securities Act and (iii) applicable Blue Sky filings ((i), (ii) and (iii) collectively, the “Required Approvals”).
               (f) Issuance of the Securities. The Shares and the Warrant Shares are duly authorized and, when issued and paid for in accordance with this Subscription Agreement and the Warrant, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens. The Warrants are duly authorized and free and clear of all liens. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Purchaser as contemplated hereby. The Company has reserved from its duly authorized capital stock the requisite number of shares of Common Stock issuable pursuant to this Agreement and the Warrant.
               (g) Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of March 8, 2007, there are 9,147,068 shares of Common Stock issued and outstanding and 1,314,397 shares of Common Stock reserved for issuance pursuant to outstanding options and warrants, all of which are duly authorized, validly issued, fully paid and non-assessable. There are no shares of any class or series of preferred stock issued or outstanding. All of the securities issued by the Company have been issued in accordance with all applicable federal and state securities laws. Other than as set forth above, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate of Incorporation”) or the Company’s By-laws, as in effect on the date hereof (the “By-laws”) or by agreement or otherwise. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and the Term Sheet. The issuance and sale of the Securities will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. True and correct copies of the Company’s Certificate of Incorporation and By-laws are contained or incorporated into the Public Filings.

               (h) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of this Subscription Agreement or the Offering or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is not nor has it ever been the subject of any Action involving a claim of violation of or liability under federal or state securities laws. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company.
               (i) Taxes. The Company has filed all Federal, state, local and foreign tax returns that are required to have been filed by it and all such returns are true and correct in all respects. The Company has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which they are obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued. The tax returns of the Company have never been audited by any state, local or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.
               (j) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.
               (k) Compliance. Except as disclosed in the Public Filings, the Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would likely result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) and has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.
               (l) Sarbanes-Oxley Act. The Company is, and at the date of the applicable Closing will be, in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it at such time. The Company maintains a system of internal accounting controls that the Company reasonably believes are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
               (m) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Units, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

               (n) Registration Rights. Except as set forth in the Public Filings, other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company not previously registered.
               (o) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter or the laws of its state of incorporation that is or could become applicable to the Purchasers solely as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.
               (p) Proprietary Rights. The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trade names, corporate names, copyrights, trade secrets, licenses, inventions, formulations, technology and know-how and other intangible property used or proposed to be used in the conduct of its business (the “Proprietary Rights”). The Company or the entities from whom the Company has acquired rights have taken all action necessary to protect all of the Company’s Proprietary Rights. The Company has not received any notice of, and there are no facts known to the Company that indicate the existence of (i) any infringement or misappropriation by any third party of any of the Proprietary Rights or (ii) any claim by a third party contesting the validity of any of the Proprietary Rights. The Company has not received any notice of any infringement, misappropriation or violation by the Company or any of its employees of any Proprietary Rights of third parties, and, to the best of the Company’s knowledge, neither the Company nor any of its employees has infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties. To the best of the Company’s knowledge, no infringement, illicit copying, misappropriation or violation of any intellectual property rights of any third party has occurred or will occur with respect to any products currently being sold by the Company or with respect to any products currently under development by the Company or with respect to the conduct of the Company’s business as currently contemplated. The Company is not aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee’s best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted or as proposed to be conducted. To the Company’s knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business, as presently conducted or as proposed to be conducted, conflicts with or will conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. In addition, all employees are required to assign, and have assigned, all intellectual property rights to the Company.
          6. Covenants of the Purchaser and the Company.
               (a) Transfer Restrictions.
          (1) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of such securities (or hedging activities involving such securities) other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated below, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.
     (2) The Purchaser agree to the imprinting, so long as is required by this Section 6(a), of a legend on any of the certificates evidencing the Shares and Warrant Shares in the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. ADDITIONALLY, HEDGING TRANSACTIONS IN RESPECT OF THESE AND THE UNDERLYING SECURITIES MUST BE EFFECTED IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THESE AND THE UNDERLYING SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.
     (3) The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.
          (4) Upon request, the Company will remove any legend (including the legend set forth in Section 6(a)(2)): (i) following the resale of Shares or Warrant Shares pursuant to an effective registration statement under the Securities Act (including the Registration Statement) covering the resale of such Shares or Warrant Shares, (ii) if such Shares or Warrant Shares are eligible for resale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Promptly following the Effective Date, the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent to the effect that (A) resale of the Shares or Warrant Shares has been registered under the Securities Act and (B) the Shares or Warrant Shares may be transferred pursuant to such registration statement, provided that for each sale the Purchaser or the broker effecting the sale on behalf of the Purchaser confirms in writing to the transfer agent that (X) the Purchaser has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer the Shares or Warrant Shares in a bona fide transaction to a third party that is not an affiliate of the Company, and (Y) the prospectus delivery requirements have been satisfied (a “Confirmation Notice”), and certificates representing such transferred shares should not contain a legend restricting future transfers (although residual certificates issued to such holder of Shares or Warrant Shares shall contain a restrictive legend). The Company agrees that following the time when a legend is no longer required under this Section 6(a)(4), it will, following the delivery by a Purchaser to the Company’s transfer agent of a certificate representing Shares or Warrant Shares issued with a restrictive legend and the Confirmation Notice (such date, the “Legend Removal Date”), cause to be delivered to such Purchaser’s transferee, a certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Notwithstanding anything to the contrary contained herein, the Company shall not be required to effect a removal of a restrictive legend to the extent such legend is required under applicable requirements of the Securities Act, including any rule of the Commission promulgated thereunder, and judicial interpretations thereof.
          (5) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Shares or Warrant Shares as set forth in this Section 6(a) is predicated upon the Company’s reliance on the Purchaser’s representation that the Purchaser will sell any Shares or Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
               (b) Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Units in a manner that would require the registration under the Securities Act of the sale of the Units to the Purchasers.
               (c) Shareholders Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring

Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Units under the Transaction Documents or under any other agreement between the Company and the Purchasers. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Units, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to registration under such Act.
               (d) Non-Public Information. The Company covenants and agrees that following the date of the applicable Closing neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.
               (e) Disclosure; Publicity. No Purchaser shall issue any such press release or otherwise make any such public statement with respect to the transactions contemplated hereby without the prior consent of the Company, except if such disclosure is required by law, in which case the Purchaser shall promptly provide the Company with prior written notice of such public statement or communication. The Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations.
               (f) Indemnification of Purchasers. Subject to the provisions of this Section 6(f), the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (A) the employment thereof has been specifically authorized by the Company in writing, (B) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (C) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (I) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (II) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any

Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.
               (g) Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or Warrant Shares or otherwise.
          7. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 7:
               (a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.
               (b) “Business Day” means any day except Saturday, Sunday and any day which shall be a Federal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
               (c) “Commission” means the Securities and Exchange Commission.
               (d) “Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock shall hereinafter been reclassified into.
               (e) “Company Counsel” shall mean Wyrick Robbins Yates & Ponton LLP.
               (f) “Effective Date” means the date that the Registration Statement is first declared effective by the Commission.
               (g) “Per Share Purchase Price” means $2.75 per Share.
               (h) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
               (i) “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).
               (j) “Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, in the form of Exhibit B attached hereto.
               (k) “Subscription Amount” shall mean, as to each Purchaser, the amount to be paid for the Securities purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement, in United States Dollars.

               (l) “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board.
               (m) “Transaction Documents” means this Agreement, the Warrant, the Escrow Agreement, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.
          8. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the covenants, agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.
          9. Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.
          10. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or sent by nationwide overnight courier or delivered against receipt to the party to whom it is to be given (a) if to Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time that it is signed for by the recipient except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof. Any notice or other communication given by nationwide overnight courier shall be deemed given the next Business Day following being deposited with such courier.
          11. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Securities shall be made only in accordance with all applicable laws.
          12. Applicable Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
          13. Blue Sky Qualification. The purchase of Shares and Warrant under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Shares and Warrants from applicable Federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in such jurisdiction.
          14. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.
          15. Miscellaneous.
               (a) This Agreement and its exhibits and schedules constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The parties acknowledge that the provisions of the Registration Rights Agreement are incorporated by reference and made a part hereof.
               (b) The Purchaser’s and Company’s covenants, agreements, representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the Units.
               (c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.
               (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.
               (e) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.
               (f) Section titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

Investor Certification
NAME OF INVESTOR:
Mark the appropriate item(s)
US INVESTORS — The undersigned further represents and warrants as indicated below by the undersigned’s mark:
A.	Individual investors: (Please mark one or more of the following statements)

1.______	I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

2.______	I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

3.______	I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

4.______	I am a director or executive officer of Innovive Pharmaceuticals, Inc.

B.	Partnerships, corporations, trusts or other entities: (Please mark one of the following seven statements). The undersigned hereby certifies that it is an accredited investor because it is:

1.______	an employee benefit plan whose total assets exceed $5,000,000;

2.______	an employee benefit plan whose investments decisions are made by a plan fiduciary which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities Act) or an investment adviser registered as such under the Investment Advisers Act of 1940;

3.______	a self-directed employee benefit plan, including an Individual Retirement Account, with investment decisions made solely by persons that are accredited investors;

4.______	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

5.______	a corporation, partnership, limited liability company, limited liability partnership, other entity or similar business trust, not formed for the specific purpose of acquiring the Units, with total assets excess of $5,000,000;

6.______	a trust, not formed for the specific purpose of acquiring the Units, with total assets exceed $5,000,000, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Units; or

7.______	an entity (including a revocable grantor trust but other than a conventional trust) in which each of the equity owners qualifies as an accredited investor.

NON-US INVESTORS — The undersigned further represents and warrants as indicated below by the undersigned’s mark:
A.	Please mark the following statement:

1.______	I certify that I am not a “U.S. person” (as defined in Regulation S) or purchasing for the account or benefit of a “U.S. person” and am purchasing Units in an “offshore transaction” in accordance with Regulation S and am a “qualified investor” as defined in the European Union Prospectus Directive.
ALL INVESTORS — The undersigned further represents and warrants as indicated below by the undersigned’s mark:
1. NASD AFFILIATION.
Are you affiliated or associated with an NASD member firm:
Yes                            No
If Yes, please describe:

*	If subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:
The undersigned NASD member firm acknowledges receipt of the notice required by NASD Rule 3050.

Name of NASD Member Firm

By:

Authorized Officer

Date:

2. MANNER IN WHICH TITLE IS TO BE HELD. (circle one)
(a)	Individual Ownership

(b)	Community Property

(c)	Joint Tenant with Right of Survivorship (both parties must sign)

(d)	Partnership

(e)	Tenants in Common

(f)	Corporation

(g)	Limited Liability Company

(h)	Trust

(i)	Other

Innovive Pharmaceuticals, Inc.
SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT
Aggregate Purchase Price: $

Signature		Signature (if purchasing jointly)

Name Typed or Printed		Name Typed or Printed

Entity Name		Entity Name

Address		Address

City, State and Zip Code		City, State and Zip Code

Telephone-Business		Telephone—Business

Telephone-Residence		Telephone—Residence

Facsimile-Business		Facsimile—Business

Facsimile-Residence		Facsimile—Residence

Email Address		Email Address

Tax ID # or Social Security #		Tax ID # or Social Security #

Name in which securities should be issued:

Dated:	, 2007

INVESTORS:	PLEASE COMPLETE THE REGISTRATION QUESTIONNAIRE ATTACHED HERETO AS APPENDIX A.
Company Signature Page Follows

     THE FOREGOING SUBSCRIPTION IS ACCEPTED AND AGREED TO this 24th day of April 2007.
INNOVIVE PHARMACEUTICALS, INC.

By:

Steven Kelly, CEO

APPENDIX A
Innovive Pharmaceuticals, Inc.
REGISTRATION QUESTIONNAIRE
FOR
SELLING STOCKHOLDERS

Name:

(Please Print)
     This questionnaire is intended to provide information for the registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission covering the resale of shares of common stock and shares underlying warrants of Innovive Pharmaceuticals, Inc. (the “Company”) acquired by you as contemplated by the accompanying Subscription Agreement. Please complete (attaching separate sheets if additional space is needed), date and sign this questionnaire and return it together with your completed subscription agreement.
     PLEASE ANSWER EVERY QUESTION. If a question is inapplicable to you, please so state by inserting “N/A.” If you are in doubt whether a particular question requires an affirmative response from you, please furnish full particulars so that those persons responsible for preparing the Registration Statement and Prospectus can determine whether any disclosure based on your answer is required. Information requested in this questionnaire is as of the date you complete the questionnaire, unless otherwise indicated. Your furnishing such information does not necessarily mean that such information will be disclosed.
DEFINITIONS
     Your answers to this questionnaire should be made upon the basis of the following definitions of terms used in this questionnaire:
     The term “beneficial owner” of a security includes any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power, which includes the power to vote, or direct the voting of, such security or (2) investment power, which includes the power to dispose or direct the disposition of such security. A Person may be regarded as having voting power of a security which is owned (i) by his spouse or minor children or by any of his relatives or his spouse’s relatives who share the same home with him, (ii) a partnership of which he is a partner or (iii) a corporation of which he is a substantial shareholder. A Person is also deemed to be the beneficial owner of shares which that Person has the right to acquire within 60 days, including but not limited to any right to acquire through the exercise of an option, through conversion of a security, pursuant to the power to revoke a trust or pursuant to the automatic termination of a trust. Please also disclose any other rights, which you have to acquire securities of the Company on or before the ninetieth (90th) day following the final Closing.
     The term “material,” when used to qualify a requirement for the furnishings of information as to any subject, limits the information required to those matters about which the average prudent investor should reasonably be informed before buying or selling the securities of the Company. If you are in doubt as to the materiality of certain information, you should relate sufficient facts to enable the Company and its advisors to reach a conclusion as to its materiality.

     The term “Person” means any person, individual, corporation, limited liability company, partnership, trust or other governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise.
QUESTIONS
QUESTION 1:
State your present position or positions with the Company (if any), including membership on any audit, personnel, compensation or similar committee or committees; any positions with the Company held by you during the previous three years; and any positions with the Company to which you have been elected or appointed but the duties of which you have not yet assumed. For each position, list the term or expected term of office.
ANSWER:
QUESTION 2:
Other than Securities that you will acquire in connection with the Offering, provide below information regarding the equity securities of the Company of which you are the “beneficial owner.” Please refer to the definition of “beneficial owner,” above. Under the column “Nature of Ownership,” please indicate amounts of securities for which you have (a) sole voting power, (b) shared voting power, (c) sole investment power, or (d) shared investment power. If your response covers any securities included because you have the right to acquire them on or before the ninetieth (90th) day following final Closing, please separately indicate the amount of such securities. Also, if you hold more than 5% of the Company’s securities pursuant to a voting trust or similar agreement, please separately state the amount of such securities held or to be held pursuant to the trust or agreement, the duration of the agreement and the names and addresses of the voting trustees, outlining briefly their voting rights and other powers under the trust or agreement.
ANSWER (attach additional pages if necessary):

Number of	Nature of
Shares	Ownership	Title of Securities

QUESTION 3:
If you plan to offer your shares of Common Stock through the selling efforts of brokers or dealers, describe the terms (and attach copies) of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s), including volume limitations on sales, parties to the agreement and the conditions under which the agreement may be terminated. If known, identify the broker(s) or dealer(s), which will participate in the Offering and state the amount to be offered through each.
ANSWER:

QUESTION 4:
Describe below any information known to you, and if none state “none,” pertaining to underwriting compensation and arrangements or any dealings between any underwriter or related person, member of the NASD or a person associated with a member of the NASD, and the Company or any controlling stockholder thereof since January 1, 2004.
ANSWER:
QUESTION 5:
State below whether you or any of your associates are a member of NASD, a controlling shareholder of a member, a person associated or affiliated with a member or an underwriter or related person with respect to the proposed Offering. If you responded “yes,” describe such relationship:
ANSWER:
QUESTION 6:
Are you a broker-dealer?
ANSWER:
Yes ___      No___
QUESTION 7:
If you are not a broker-dealer, are you affiliated with a broker-dealer?
ANSWER:
Yes ___      No___
QUESTION 8:
If you are a broker-dealer or are affiliated with a broker-dealer, did you purchase the securities in the ordinary course of business?
ANSWER:
Yes ___      No___

QUESTION 9:
If you are a broker-dealer or are affiliated with a broker-dealer, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities at the time that you purchased the securities?
ANSWER:
Yes ___      No___
     Please note that the SEC takes the position that if you are a broker-dealer, you are to be identified in the Registration Statement as an underwriter. In the “Plan of Distribution,” the Registration Statement will provide substantially as follows:
     “The selling stockholders and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the issued and outstanding shares of common stock or the shares of stock issuable upon exercise of warrants may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters and any profits realized by the selling stockholders on the resales of the securities may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.”
QUESTION 10:
Please list the specific individuals who have voting or investment control over the securities.
ANSWER:
Yes ___      No___
If you answered “yes”, please list the names of such individuals:

     The answers to the foregoing questions are true and correct to the best of the undersigned’s knowledge, information and belief. The undersigned agrees to promptly notify the Company in writing in care of the Chief Executive Officer, with a copy to the Company’s counsel, of (a) any transfer by you of your Securities, (b) sales of common stock of the Company (giving the number of shares sold and the name of the broker-dealer used) and (c) any other changes in the answers to this questionnaire that should be made as a result of any material development occurring subsequent to the date hereof.
     Dated: ___, 2007.

Signature

EXHIBIT A
FORM OF WARRANT

EXHIBIT B
FORM OF REGISTRATION RIGHTS AGREEMENT